Exhibit 99.1

SurgePays Details Significant Growth in Mobile Broadband Subscribers

- 73% month over month Growth in December -

BARTLETT, TN, January 11, 2022 – SurgePays, Inc. (Nasdaq: SURG) (“SurgePays” or the “Company”), a fintech company providing essential financial services and prepaid products to the underbanked and underserved, announced over 70% month over month revenue growth in its mobile broadband subscriber business SurgePhone Wireless LLC (“SurgePhone”), the Company’s wholly owned subsidiary.

Month	Total Subscribers*	Revenue Generated
August	800	$115,212
September	13,000	$1,057,294
October	15,000	$1,369,872
November	22,000	$1,680,790
December	30,000	$2,901,100

*Rounded

Commenting on the growth in the mobile broadband business, Chairman and CEO Brian Cox stated, “Our mobile broadband channel has gone from zero to nearly $3,000,000 in monthly revenue in less than six months. We are positioned for continued hyper-growth in 2022 with a goal of achieving over 200,000 subscriber activations. We believe the infrastructure we have built positions us to serve the underbanked market at a grassroots level better than any company in the sector.”

“Our SurgePays FinTech software enables community stores to become the financial tech-hubs for underbanked and underserved neighborhoods and now our mobile broadband devices are providing essential internet access in the homes of our target customers. We are cornering the underbanked market both at home and where these consumers shop.”

In August 2021, SurgePhone began a limited launch of its mobile broadband rollout and generated $115,212 in revenue in four states. As of December 31, 2021, total subscribers increased to approximately 30,000 in seven states.

SurgePhone is a licensed mobile virtual network operator (MVNO) capable of utilizing both the AT&T and T-Mobile nationwide network infrastructure to provide data and voice to underserved consumers. SurgePhone operates both the SurgePhone wireless and LocoRabbit wireless brands.

Preliminary revenues are estimates prior to the completion of the Company’s financial closing procedures and review procedures by its external auditors and, therefore, may be subject to adjustment when the actual results are available.

For more information on SurgePays, please visit the Company’s investor relations website at ir.surgepays.com.

About SurgePays, Inc.

SurgePays, Inc. is a B2B fintech company focused on the underbanked community. The Company’s blockchain platform utilizes a suite of financial and prepaid products to convert corner stores into tech-hubs for underbanked neighborhoods. The neighborhood stores are profit partners that provide a multichannel distribution network for SurgePays to deliver consumer products, allow cash to digital currency conversions as well as capture data and build a loyal consumer base. Please visit www.SurgePays.com for more information.

About SurgePhone Wireless

SurgePhone, a wholly owned subsidiary of SurgePays, is a mobile virtual network operator (MVNO) company licensed by the FCC to provide subsidized mobile broadband services to consumers qualifying under the federal guidelines of the Affordable Communication Program (ACP). The ACP provides SurgePhone up to a $100 reimbursement for the cost of each tablet distributed and a $30 per customer, per month subsidy for data services. SurgePhone has received approval to offer subsidized mobile broadband in these 14 states: in California, Colorado, Florida, Illinois, Maryland, Mississippi, Missouri, Nevada, New Jersey, Ohio, Oklahoma, Rhode Island, Tennessee, and Texas.

MZ Contact

Brian M. Prenoveau, CFA

MZ Group – MZ North America

brian.prenoveau@mzgroup.us

+561 489 5315

Cautionary Note Regarding Forward-Looking Statement

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to clients. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.